Exhibit (a)(2)

LIMITED LIABILITY COMPANY AGREEMENT

OF

NB CROSSROADS PRIVATE MARKETS FUND IV (TI) – CLIENT LLC

4.8	Special Meetings of the Board of Managers	19
4.9	Notice of Meetings of the Board of Managers	19
4.10	Quorum for Board of Managers Meetings	20
4.11	Manner of Acting for Board of Managers	20
4.12	Written Consent by Board of Managers	20
4.13	Participation by Electronic Means by Board of Managers	20
4.14	Committees of Managers	20
4.15	Manager Presumption of Assent	21
4.16	Manager Power to Bind Company	21
4.17	Liability of the Managers	21
4.18	Reliance by Third Parties	21
4.19	Appointment of Auditors	21
4.20	Contracts with Affiliates	21
4.21	Obligations of the Managers	21
4.22	Other Business of Managers	21
4.23	Limitations on Board of Managers and Appropriate Officers	22

ARTICLE V. MANAGEMENT COMPANY		22
5.1	The Management Company	22

ARTICLE VI. OFFICERS		22
6.1	Appropriate Officers	22
6.2	Election of Officers	23
6.3	Voting Securities Owned by the Company	23
6.4	Chairman of the Board of Managers	23
6.5	President	23
6.6	Vice Presidents	24
6.7	Secretary	24
6.8	Treasurer	24
6.9	Assistant Secretaries	25
6.10	Assistant Treasurers	25
6.11	Other Officers	25

ARTICLE VII. CAPITAL COMMITMENTS AND CONTRIBUTIONS		25
7.1	Capital Commitments	25
7.2	Payments at Closings.	26
7.3	Capital Contributions.	26
7.4	Return of Capital	27
7.5	Recycling	27
7.6	Liability of the Members and the Managers	27

ARTICLE VIII. DISTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS		28
8.1	Percentage Interests	28
8.2	Distributions	28
8.3	Valuation	29
8.4	Capital Accounts	29
8.5	Negative Capital Accounts	29
8.6	Allocations to Capital Accounts	29
8.7	Tax Allocations	31

(ii)

8.8	Determinations by the Managers	31
8.9	Tax Matters Partner	31
8.10	Allocation of Expenses/Defaulting Members	32

ARTICLE IX. COMPANY EXPENSES		32
9.1	Company Expenses	32

ARTICLE X. INDEMNIFICATION		33
10.1	Indemnification	33

ARTICLE XI. WITHDRAWALS OF MEMBERS; TRANSFERS OF UNITS		35
11.1	Withdrawals of Members	35
11.2	Transfers of Units	35
11.3	Effect of Transfers	36
11.4	Transfer Indemnity	36
11.5	Substituted Members	37
11.6	Effect of Death, Etc	37
11.7	Transfers by Special Member	37

ARTICLE XII. ACCOUNTING		38
12.1	Books and Records	38
12.2	Annual Reports to Current Members	38
12.3	Filing of Tax Returns	38
12.4	Certain Tax Information	39
12.5	Determinations Binding	39

ARTICLE XIII. DISSOLUTION AND TERMINATION		39
13.1	Dissolution	39
13.2	Liquidation	39
13.3	Termination	40

ARTICLE XIV. POWER OF ATTORNEY		40
14.1	Power of Attorney	40
14.2	Irrevocability	41
14.3	Priority of Agreement	41
14.4	Exercise of Power	41

ARTICLE XV. MISCELLANEOUS		41
15.1	Amendments	41
15.2	Certificate of Formation	41
15.3	Delaware Law	41
15.4	Counterparts	42
15.5	Binding upon Successors and Assigns	42
15.6	Notices	42
15.7	Severability	42
15.8	Entire Agreement	42
15.9	Headings, Etc	42
15.10	Waiver of Partition	42
15.11	Survival of Certain Provisions	43
15.12	Confidentiality	43

(iii)

LIMITED LIABILITY COMPANY AGREEMENT

OF

NB CROSSROADS PRIVATE MARKETS FUND IV (TI) – CLIENT LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of NB Crossroads Private Markets Fund IV (TI) – Client LLC, a Delaware limited liability company (the “Company”), is made as of the 13th day of July, 2016, by and among the Organizational Member, the Managers and those Persons hereinafter admitted as Members and has been executed for the purpose of providing for the operation of the Company pursuant to the provisions of the Delaware Limited Liability Company Act.

Accordingly, in consideration of the mutual covenants contained herein, the Members agree as follows:

ARTICLE I.

DEFINITIONS

As used herein, the following terms shall have the following meanings and all such terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time except as otherwise specifically provided herein:

“Act” means the Delaware Limited Liability Company Act, as from time to time amended.

“Additional Closing” shall have the meaning specified in Section 7.2(a) hereof.

“Additional Closing Dates” shall have the meaning specified in Section 7.2(a) hereof.

“Affiliate” shall have the meaning ascribed to such term in the Investment Company Act.

“Agreement” means this Limited Liability Company Agreement of the Company as originally executed and as amended, modified, supplemented or restated from time to time.

“Applicable Rate” shall mean a rate per annum equal, at the time of determination, to the sum of (i) the highest “prime rate” then published in the “Money Rates” section of The Wall Street Journal and (ii) two percent (2%).

“Appropriate Officer” shall mean an officer of the Company appointed in accordance with Section 4.7(d) hereof who has not resigned, been removed or become incapacitated.

“Board of Managers” shall mean those natural persons who at any given time are serving as Managers of the Company in accordance with this Agreement.

“Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to be closed.

“Capital Accounts” shall have the meaning specified in Section 8.4 hereof.

“Capital Commitment” shall have the meaning specified in Section 7.1 hereof.

“Capital Contribution” shall mean, with respect to any Member, the sum of the amount of cash and the fair market value of any other property contributed by such Member to the capital of the Company pursuant to this Agreement.

“Carried Interest” shall have the meaning specified in Section 8.2(a)(ii) hereof.

“Cause” means willful or gross neglect of duties; committing fraud, misappropriation or embezzlement in the performance of duties on behalf of the Company; conviction of a felony involving a crime of moral turpitude; or willfully engaging in conduct materially adverse to the Company.

“Closing” shall have the meaning specified in Section 7.2(a) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of succeeding law).

“Company” means NB Crossroads Private Markets Fund IV (TI) – Client LLC, a Delaware limited liability company.

“Confidential Information” shall have the meaning set forth in Section 15.12 hereof.

“Defaulting Member” shall have the meaning specified in Section 7.3(b) hereof.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for Federal income tax purposes with respect to an asset for such Fiscal Year, except that (a) if the Gross Asset Value of an asset differs from its adjusted tax basis and such difference is being eliminated by use of the “remedial allocation method” defined by Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year shall be the amount of book basis recovered for such Fiscal Year or other period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) if the Gross Asset Value of any other asset differs from its adjusted tax basis for Federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis for Federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board of Managers.

“Disinterested Manager” shall mean any member of the Board of Managers that is not an “interested person” of the Company as such term is defined in the Investment Company Act, as the same may be amended from time to time.

“Final Closing Date” shall have the meaning specified in Section 7.2(a) hereof.

“Fiscal Year” means the 12-month period ending on March 31, unless the Board of Managers shall designate another fiscal year for the Company, or such other year permitted or required under the Code.

“40 Act Majority of Members” means the lesser of (a) the holders of 67% or more of the outstanding Units present at a meeting of the Members at which a Majority in Interest of the Members is present in person or by proxy or (b) a Majority in Interest of the Members.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for Federal income tax purposes, except as follows:

a)          The Gross Asset Value of any asset contributed by a Member to the Company is the gross fair market value of such asset as determined by the Board of Managers at the time of contribution;

b)          The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board of Managers, as of the following times:  (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in exchange for the provision of services, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) or (iv) at such other times as the Board of Managers (in its sole discretion) deems necessary to reflect the intended economic interests of the Members of the Company; provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board of Managers reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

c)          The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the Board of Managers; and

d)          If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subparagraph (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit or Net Loss.

“Incapacity” shall mean, as to any Person, the entry of an order for relief in a bankruptcy proceeding, entry of an order of incompetence or insanity or the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

“Indemnified Liabilities” shall have the meaning specified in Section 10.1(a) hereof.

“Indemnified Person” shall have the meaning specified in Section 10.1(a) hereof.

“Initial Closing” shall have the meaning specified in Section 7.2(a) hereof.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Majority in Interest of the Members” means Members who in the aggregate own more than 50% of the outstanding Units.

“Management Agreement” shall mean the agreement between the Master Fund and the Management Company that provides for the provision of management services by the Management Company to the Master Fund and the payment therefor as in effect from time to time.

“Management Company” shall mean Neuberger Berman Investment Advisers LLC or any successor management company to the Company.

“Manager” shall mean a member of the Board of Managers of the Company. Each Manager shall be a “manager” within the meaning of the Act, afforded the limitation of liability accorded to Managers hereunder.

“Master Fund” shall mean NB Crossroads Private Markets Fund IV (Holdings) LLC, a Delaware limited liability company.

“Member” means any Person admitted to the Company as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company in the books and records of the Company, including any Person admitted as a Substituted Member, in such Person’s capacity as a member of the Company. “Members” means two or more Persons acting in their capacity as members of the Company.

“Memorandum” shall mean that confidential private placement memorandum of the Company, as amended and/or supplemented from time to time.

“Net Profit” and “Net Loss” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Code Section 703(a) (for this purpose, including in taxable income all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1)), with the following adjustments:

a)          Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this paragraph, shall be added to such income or loss;

b)         Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this paragraph, shall be subtracted from such taxable income or loss;

c)          In the event that the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (b) of the definition of “Gross Asset Value” herein, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

d)          Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

e)          In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of “Depreciation”; and

f)           Any items which are specially allocated pursuant to the provisions of this Agreement shall not be taken into account in computing Net Profit or Net Loss.

“Organizational Member” shall mean Robert Conti.

“Percentage Interest” has the meaning specified in Section 8.1 hereof.

“Person” means any natural person, individual, corporation, partnership, trust, estate, limited liability company, custodian, unincorporated organization or association or other entity.

“Special Member” shall mean NB CMP Fund IV SM LP or any other Person who, at such time, serves as the special member of the Company.

“Subscription Agreement” shall mean the subscription agreement entered into by the Member to acquire Units.

“Substituted Member” means any Person admitted to the Company as a Member pursuant to the provisions of Section 11.5 hereof and shown as a Member in the books and records of the Company.

“Supermajority of Members” means Members who in the aggregate own more than 67% of the outstanding Units.

“Target Capital Account” means the Capital Account of a Member as of the end of each Fiscal Year, increased by any amount that such Member is obligated to restore under this Agreement, is treated as obligated to restore under Treasury Regulations Section 1.704‑1(b)(2)(ii)(c), or is deemed obligated to restore under the penultimate sentences of Treasury Regulations Section 1.704‑2(g)(1) and (i)(5).

“Tax Matters Partner” shall have the meaning specified in Section 8.9 hereof.

“Transfer” shall have the meaning specified in Section 11.2(a) hereof.

“Treasury Regulations” shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding income tax regulations).

“Underlying Funds” shall mean the private equity funds invested in by the Company indirectly through its investment in the Master Fund.

“Units” shall mean the unlimited number of common equity interests of the Company and are the increment by which interests of Members are measured; and include fractions of Units as well as whole Units.

ARTICLE II.

GENERAL PROVISIONS

2.1           Formation.  The Company was formed as a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation on February 29, 2016 pursuant to the Act. The Company and the Members hereby discharge the organizer and Organizational Member of the Company, and the organizer and Organizational Member shall be indemnified by the Company and the Members from and against any expense or liability incurred by the organizer or Organizational Member by reason of having been the organizer or Organizational Member of the Company. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.  The Organizational Member shall withdraw from the Company immediately preceding the commencement of operations of the Company.

2.2           Name.  The name of the Company is “NB Crossroads Private Markets Fund IV (TI) – Client LLC” The name of the Company may be changed from time to time by the Board of Managers in its sole discretion.

2.3           Purpose.  The purposes of the Company are to identify, acquire, hold, manage and dispose of interests in Underlying Funds and other investments indirectly through its investment in the Master Fund, in accordance with the terms of this Agreement and the Memorandum and to engage in any other activities which may be directly or indirectly related or incidental thereto or for the furtherance or accomplishment of the preceding purposes or of any other purpose permitted by the Act and the Investment Company Act. The Company shall have all power and authority to enter into, make and perform all contracts and other undertakings and to engage in all activities and transactions and take any and all actions necessary, appropriate, desirable, incidental or convenient to or for the furtherance or accomplishment of the above purposes or of any other purpose permitted by the Act and the Investment Company Act or the furtherance of any of the provisions herein set forth and to do every other act and thing incidental thereto or connected therewith, including, without limitation, investing the funds of the Company pending their utilization or disbursement, and any and all of the other powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement. The Company shall not be limited as to the number or types of Underlying Funds, or the amount invested in particular Underlying Funds, and may invest within and outside the United States without restriction.  The Company may, in the sole and absolute discretion of the Board of Managers, invest all or substantially all of the Company’s assets in the Master Fund.

2.4           Principal Place of Business.  The Company shall maintain its office and principal place of business at, and its business shall be conducted from, 325 North Saint Paul Street, 49th Floor, Dallas, Texas 75201 or such place or places inside or outside the United States as the Board of Managers may determine.

2.5           Registered Office and Registered Agent.  The address of the Company’s registered office and registered agent for service of process in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The address of the Company’s registered office and registered agent for service of process in the State of Delaware of the Company may be changed from time to time by the Board of Managers.

2.6           Term.  The Company will terminate and dissolve as set forth herein on the earlier of the tenth anniversary of the Final Closing Date, or the dissolution prior thereto pursuant to the provisions hereof; provided, however, that the Board of Managers may extend the time of termination and dissolution beyond the tenth anniversary of the Final Closing Date (i) for up to two successive periods of up to one year per extension in the sole discretion of the Board of Managers and without the approval of the Members, and thereafter, (ii) for such further period as may be necessary to permit the Company’s orderly liquidation, with the approval of the Members, by the vote of a majority of the Members.

2.7           Title to Company Property.  All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member or Manager individually, shall have title to or any interest in such property.

2.8           No State Law Partnership.  The Members intend that the Company not be deemed to be a partnership (including a limited partnership) or joint venture under the Act and that no Member be deemed to be a partner or joint venturer of any other Member for any purposes other than applicable tax laws. This Agreement may not be construed to suggest otherwise. Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for tax purposes.

2.9           No Liability of Members.  All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

2.10         Withholdings.  If the Company is required by law to make any tax payment that is specifically attributable to a Member (including any payment of federal, state, local or foreign withholding taxes), then the Board of Managers shall cause the amount of such payment to be debited against such Member's Capital Account and the amount of such payment shall be deemed to have been distributed to such Member for all purposes of this Agreement. If the amount of such payment exceeds the balance in such Member's Capital Account, such Member shall indemnify the Company in full for such excess (including interest, penalties and related expenses).  The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 2.10, and shall be entitled to deduct and offset any amounts owed to the Company by a Member hereunder from amounts otherwise payable or distributed to such Member.  The obligations hereunder shall survive the winding up or dissolution of the Company.

ARTICLE III.

CAPITAL STRUCTURE AND MEETINGS

3.1           Members.  The name, address and the amount of the initial Capital Contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company.  From time to time, the books and records of the Company shall be amended to reflect the name, address and Capital Contribution of each Member (including, as permitted by this Agreement, adding the name, address and Capital Contribution of each additional Member who is admitted or becomes a Substituted Member pursuant to a Transfer of Units and deleting the name, address and Capital Contribution of Persons ceasing to be Members). The Members shall have the management and voting rights set forth in this Agreement and provided under the Act and the Investment Company Act and shall have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Act.

3.2           Capital Structure.

(a)          Subject to the terms of this Agreement, the Company is authorized to issue common equity interests in the Company designated as “Units,” which shall constitute an unlimited number of limited liability company interests under the Act. Other than as set forth in this Agreement, each Unit shall be identical in all respects with each other Unit. Units may be subdivided into such number of equal, undivisible shares as the Appropriate Officers may determine. The relative rights, powers, preferences, duties, liabilities and obligations of Members shall be as set forth herein.

(b)          The Company shall issue Units to any Person at the net asset value per Unit as calculated in accordance with the Company’s valuation procedures adopted by the Board of Managers and in exchange for either capital contributions or the provision of property, services or otherwise, as may be determined by the Board of Managers. The number of Units issued to Members shall be listed in the membership records of the Company, which shall be amended from time to time by the Company as required to reflect issuances of Units to new Members, changes in the number of Units held by Members and to reflect the addition or cessation of Members. The number of Units held by each Member shall not be affected by any (i) issuance by the Company of Units to other Members or (ii) change in the Capital Account of such Member (other than such changes to reflect additional Capital Contributions from such Member in exchange for new Units). Subject to the requirements of the Investment Company Act, the Company is authorized to issue options or warrants to purchase Units, restricted Units, Unit appreciation rights, phantom Units and other securities convertible, exchangeable or exercisable for Units, on such terms as may be determined by the Board of Managers or a duly authorized committee thereof.

(c)          Unless otherwise determined by the Board of Managers in its sole discretion, the issued and outstanding Units shall not be represented by certificates.

3.3           Changes to Capital Structure.  Additional Persons may be admitted as Members, and additional Units or other equity interests may be created and issued from time to time; the terms of admission or issuance may provide for the creation of different classes, groups or series of membership interests having different rights, powers and duties, which rights, powers and duties may be senior, pari passu or junior to the rights, powers and duties of the Units, as determined by the Board of Managers. Any creation of any new class, group or series of units or other equity interests shall be reflected in a supplemental exhibit to this Agreement indicating such rights, powers and duties.

3.4           No Management Responsibility.  No Member, in such capacity, shall participate in the management or control of the business of or transact any business for the Company, but may exercise the voting rights and powers of a Member set forth in this Agreement. All management responsibility is vested in the Board of Managers or any person delegated such responsibility. The Members hereby consent to the taking of any action by the Board of Managers and Appropriate Officers contemplated under this Agreement or otherwise permitted under the Act.

3.5           No Authority to Act.  No Member, in such capacity, shall have the power to represent, act for, sign for, or bind the Company, except for the Management Company to the extent expressly set forth herein. All authority to act on behalf of the Company is vested in the Board of Managers. The Members consent to the exercise by the Board of Managers of the powers conferred on them under this Agreement or otherwise permitted under the Act.

3.6           No Preemptive Rights.  Holders of Units will have no preemptive rights with respect to the issuance of any membership or other equity interest in the Company or any other securities of the Company convertible into, or carrying rights or options to purchase any such membership or other equity interest.

3.7           Redemption or Repurchase Rights.  Except as otherwise provided in this Agreement, the Company shall not redeem or repurchase any Member’s Units and no Member shall have the right to withdraw from the Company or to receive any return of any Capital Contribution.

3.8           Member Meetings.  Unless required by the Act or other applicable law, the Company is not required to hold annual or other regular meetings of Members. Special meetings of the Members may be called to consider any matter requiring the consent of all or any of the Members pursuant to this Agreement and as otherwise determined by the Board of Managers. Special meetings of the Members may be called by the Board of Managers or by a Supermajority of Members.

3.9           Place of Members’ Meetings.  The Board of Managers may designate any place, either within or outside of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Managers. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive offices of the Company. Members may participate in a meeting in person, by proxy or by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time, and any such participation in a meeting shall constitute presence in person of such Member at such meeting.

3.10         Notice of Members’ Meetings.

(a)          Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called shall be delivered not less than ten days nor more than 90 days before the date of the meeting, either personally, by facsimile, electronic mail or by postal mail, by or at the direction of the Board of Managers or Members calling the meeting to each Member of record entitled to vote at such meeting.

(b)          Notice to Members, if mailed by post, shall be deemed delivered as to any Member when deposited in the United States mail, addressed to the Member, with postage prepaid, but, if two successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known to the Company. Notice to Members, if by facsimile or by electronic mail, shall be deemed delivered upon receipt of a confirmation of transmission when delivered.

(c)          At an adjourned meeting, the Company may transact any business which might have been transacted at the original meeting without additional notice.

3.11         Waiver of Notice.

(a)          When any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

(b)          By attending a meeting, a Member:

(i)          Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

(ii)         Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.

3.12         Record Dates.  For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Managers may fix a date and time not more than 90 days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he has since that date and time disposed of his Units, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

3.13         Voting Record.  The Person having charge of the membership records of the Company shall make, at least two days before such meeting of Members, a complete record of the Members entitled to vote at each meeting of Members or any adjournment thereof, with the address of each. The record, for a period of two days prior to such meeting, shall be kept on file at the principal executive offices of the Company, and shall be subject to inspection by any Member for any proper purpose germane to the meeting at any time during usual business hours; provided, however, that such Member shall have made a demand to view such records not less than five business days after receipt of notice of such meeting, properly delivered to the Company and setting forth in reasonable detail the purpose for which such Member desires to view such information. The original membership records shall be the prima facie evidence as to who are the Members entitled to examine the record or transfer books or to vote at any meeting of Members.

3.14         Voting; Quorum of Members; Vote Required.  Except as otherwise set forth herein, each Member shall be entitled to one vote per Unit and a proportionate fractional vote for each fractional Unit upon all matters upon which Members have the right to vote based upon the Units of the Company as set forth in the membership records of the Company as of the applicable record date. The presence, in person or by proxy, of Members owning more than 50% of the Units at the applicable record date for the action to be taken constitutes a quorum for the transaction of business. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Units then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater proportion or number or voting by classes is required by the Act, the Investment Company Act or this Agreement. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned by an Appropriate Officer or the Managers.

The Members shall have the following voting rights:

(a)          to the extent required by the Investment Company Act or as otherwise provided for herein, the right to elect members of the Board of Managers by the Majority In Interest of the Members;

(b)          as provided herein, the right to remove Managers for Cause by the affirmative vote of a Supermajority of Members at a meeting of Members duly called for such purpose;

(c)          to the extent required by the Investment Company Act, the right to approve any proposed investment advisory agreement or to disapprove and terminate any such existing agreement by the affirmative vote of a 40 Act Majority of Members; provided, however, in the case of approval that such agreement is also approved by a majority of Managers who are not parties to such contract or “interested persons” of any such party as such term is defined in the Investment Company Act, as the same may be amended from time to time;

(d)          to the extent required by the Investment Company Act, the right to ratify the appointment of the independent accountants of the Company by the affirmative vote of more than 50% of the Units then outstanding and represented in person or by proxy at the meeting and entitled to vote; provided, however, that such appointment is approved by a majority of the Disinterested Managers;

(e)          to the extent required by the Investment Company Act, the right to terminate the Company’s independent accountants by the affirmative vote of a 40 Act Majority of Members;

(f)           to the extent provided in Section 2.6 hereof, the right to approve the extension of the time of termination and dissolution of the Company by the affirmative vote of a Majority in Interest of the Members;

(g)          to the extent required by the Investment Company Act, the right to consent to the dissolution of the Company pursuant to Section 13.1 hereof by the affirmative vote of the Majority In Interest of the Members;

(h)          to the extent required by Section 13.2 hereof, the selection of a liquidator by the affirmative vote of a Majority in Interest of the Members;

(i)           to the extent required by Section 15.1 hereof, the right to approve certain amendments to this Agreement by the affirmative vote of a Majority in Interest of the Members; and

(j)           so long as the Company is subject to the provisions of the Investment Company Act, the right to approve any other matters that the Investment Company Act requires to be approved by the Members by the affirmative vote of Members as specified in the Investment Company Act.

3.15         No Consent Required.  Notwithstanding the foregoing, no vote, approvals, or other consent shall be required of the Members to amend this Agreement in any of the following respects: (i) to reflect any change in the amount or character of the Capital Commitment or Capital Contribution of any Member; (ii) to admit an additional Member or a Substituted Member or withdraw a Member in accordance with the terms of this Agreement; (iii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Members in this Agreement; (iv) to reflect any change that is necessary to qualify the Company as a limited liability company under the laws of any state or that is necessary or advisable in the opinion of the Board of Managers to assure that the Company will not be treated as a publicly traded partnership or otherwise treated as a corporation for federal income tax purposes; (v) to reflect any change in the name or principal place of business of the Company; (vi) to make any other change or amendment that does not require the vote, approval or consent of Members under the Investment Company Act, the Act or expressly hereunder, provided that such change or amendment has been approved by a majority of the Board of Managers and a majority of the Disinterested Managers.

3.16         Limitations on Requirements for Consents.  Notwithstanding any other provisions of this Agreement, but subject to the requirements of the Investment Company Act, in the event that counsel for the Company or counsel designated by Members holding not less than 10% of the Units owned by all Members shall have delivered to the Company an opinion to the effect that either the existence of a particular consent right or particular consent rights, or the exercise thereof, will violate the provisions of the Act or the laws of the other jurisdictions in which the Company is then formed or qualified, will adversely affect the limited liability of the Members, or will adversely affect the classification of the Company as a partnership for federal or state income tax purposes, then notwithstanding the other provisions of this Agreement, the Members shall no longer have such right, or shall not be entitled to exercise such right in the instant case, as the case may be.

3.17         Informal Action by Members.  Any action that may be taken by Members at a meeting of Members may be taken without a meeting without prior notice and without a vote if consent in writing setting forth the action to be taken is signed by the Members holding not less than the minimum percentage of Units that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted, with prompt written notice thereof delivered to all Members. Written consent by the Members has the same force and effect as a vote of such Members held at a duly held meeting of the Members and may be stated as such in any document.

3.18         Voting by Ballot.  Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Member shall demand that voting be by ballot.

3.19         No Cumulative Voting.  No Members shall be entitled to cumulative voting in any circumstance.

3.20         Representations and Warranties of Members; Indemnification.

(a)          Each Member hereby represents and warrants to the Company and each other Member as follows:

(i)          In each case to the extent applicable, such Member is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All requisite actions necessary for the due authorization, execution, delivery and performance of this Agreement by such Member have been duly taken.

(ii)        Such Member has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of such Member enforceable against such Member in accordance with its terms (except as may be limited by bankruptcy, insolvency, or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

(iii)       Such Member’s authorization, execution, delivery and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of (A) to the extent applicable, the certificate or articles of incorporation, by-laws or other organizational documents of such Member, (B) any material contract or agreement to which that Member is a party or is otherwise subject, or (C) any law, order, judgment, decree, writ, injunction or arbitration award to which that Member is subject; or (ii) require any consent, approval, or authorization from filing, or registration with or notice to, any governmental authority or other Person, other than those that have already been obtained.

(iv)       Such Member is familiar with the proposed business, financial condition, properties, operations and prospects of the Company and the Master Fund, and has asked such questions and conducted such due diligence concerning such matters and concerning its acquisition of any Units as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction. Such Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company. Such Member understands that owning Units involves various risks, including the restrictions on transferability set forth in this Agreement, lack of any public market for such Units, the risk of owning its Units for an indefinite period of time and the risk of losing its entire investment in the Company. Such Member is able to bear the economic risk of such investment; is acquiring its Units for investment and solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution or otherwise disposing of all or a portion of its Units.

(b)          Each Member hereby indemnifies the Company, the Master Fund, the Management Company and their respective Affiliates from and against and agrees to hold the Company, the Master Fund, the Management Company and their respective Affiliates free and harmless from any and all claims, losses, damages, liabilities, judgments, fines, settlements, compromises, awards, costs, expenses or other amounts (including without limitation any attorney fees, expert witness fees or related costs) arising out of or otherwise related to a breach of any of the representations and warranties of such Member as set forth in this Section 3.20.

(c)          Such Member shall not transfer, sell, or offer to sell such Member’s Units without compliance with the conditions and provisions of this Agreement;

(d)          If such Member assigns all or any part of such Member’s Units, then until such time as one or more assignees thereof are admitted to the Company as a Substituted Member with respect to the Units so assigned, the matters to which any holder thereof would covenant and agree if such holder were to execute this Agreement as a Member shall be and remain true;

(e)          Such Member shall notify the Company immediately if any representations or warranties made herein or in any Subscription Agreement should be or become untrue; and

(f)           Such Member shall not take any action that would have the effect of causing the Company (i) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (ii) otherwise to be treated as a corporation for federal income tax purposes.

ARTICLE IV.

MANAGEMENT OF COMPANY

4.1           Board of Managers.  The governing body of the Company shall be the Board of Managers, which shall have the power to control the management and policies of the Company. The maximum number of Managers shall initially be set at six, and may be increased or decreased by action of the Board of Managers provided that at no time shall the number of Managers be set at less than three or more than ten. The Managers shall be set forth in Schedule A hereto or in the official records of the Company. The Managers shall hold office until their successors are approved and elected, unless they are sooner removed pursuant to Section 4.3 hereof, or sooner resign pursuant to Section 4.2 hereof or sooner are incapacitated pursuant to Section 4.4 hereof, as the case may be. Managers may succeed themselves in office. No reduction in the number of Managers shall have the effect of removing any Manager from office unless specially removed pursuant to Section 4.3 hereof at the time of such decrease. Subject to the requirements of the Investment Company Act, the Board of Managers may designate successors to fill vacancies created by an authorized increase in the number of Managers, the resignation of a Manager pursuant to Section 4.2 hereof, the removal of a member of the Board of Managers pursuant to Section 4.3 hereof or the incapacity of a Manager pursuant to Section 4.4 hereof. In the event that no Managers remain, the Management Company shall continue the business of the Company and shall perform all duties of the Managers under this Agreement and shall as soon as practicable call a special meeting of Members for the purpose of approving and electing Managers. When Managers are subject to election by Members, Managers are elected by a plurality of the Units voting at the meeting. Managers may, but need not be, admitted to the Company as Members to act in their capacity as Managers.

4.2           Resignation by a Manager.  A Manager may voluntarily resign from the Board of Managers upon the giving of notice thereof to the Company, such resignation to take effect upon receipt of such notice by the Company or such later date as set forth in such notice.

4.3           Removal of a Manager; Designation of a Successor Manager.

(a)          Any Manager may be removed either: (i) for Cause by the action of at least two-thirds of the remaining Managers; (ii) by failure to be re-elected by the Members at a meeting of Members duly called by the Managers for such purpose; or (iii) for Cause by the affirmative vote of a Supermajority of Members. In addition to the foregoing, a Manager who is not a Disinterested Manager may be removed by a majority of the remaining Managers in the event such Manager is no longer an employee or officer of the Management Company or an Affiliate thereof.  The removal of a Manager shall in no way derogate from any rights or powers of such Manager, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.

(b)          The remaining Managers shall designate a successor Manager to fill any vacancy existing in the number of Managers fixed pursuant to Section 4.1 hereof resulting from removal of a Manager, provided, however, that in the case of a Disinterested Manager, only the remaining Disinterested Managers may designate a successor Disinterested Manager.  Any such successor Manager shall hold office until his or her successor has been approved and duly elected.

(c)          Any removal of a Manager shall not affect any rights or liabilities of the removed Manager that matured prior to such removal.

4.4           Incapacity of a Manager.

(a)          In the event of the Incapacity of a Manager, the business of the Company shall be continued by the remaining Managers. The remaining Managers shall, within 90 days, call a meeting of the Board of Managers for the purpose of designating a successor Manager. Any such successor Manager shall hold such office until his or her successor has been approved and elected by the Members. The Managers shall make such amendments to the certificate of formation and execute and file for recordation such amendments or other documents or instruments as are necessary and required by the Act or this Agreement to reflect the fact that such Incapacitated Manager has ceased to be a Manager and the appointment of such successor Manager.

(b)          In the event of the Incapacity of all Managers, an Appropriate Officer shall as promptly as practicable convene a meeting of Members for the purpose of electing new Managers nominated by the Management Company. Upon the Incapacity of a Manager, the Manager shall immediately cease to be a Manager.

(c)          Any such termination of a Manager shall not affect any rights or liabilities of the Incapacitated Manager that matured prior to such Incapacity.

4.5           Continuation.  In the event of the withdrawal, removal, Incapacity or retirement of a Manager, the Company shall not be dissolved and the business of the Company shall be continued by the remaining Managers.

4.6           Board of Managers Powers.  Subject to the terms hereof, the Board of Managers shall have full and complete discretion in the management and control of the affairs of the Company, shall make all decisions affecting Company affairs and shall have all of the rights, powers and obligations of a managing member of a limited liability company under the Act and otherwise as provided by law. The Board of Managers shall provide overall guidance and supervision with respect to the operations of the Company, shall perform all duties imposed on the directors of registered investment companies by the Investment Company Act, and shall monitor the activities of the Appropriate Officers, the Management Company, the Special Member and any administrator to the Company and distributor of the Company’s securities. Except as otherwise expressly provided in this Agreement, the Board of Managers is hereby granted the right, power and authority to do on behalf of the Company all things which, in its sole judgment, are necessary or appropriate to manage the Company’s affairs and fulfill the purposes of the Company. Any determination as to what is in the interests of the Company made by the Managers in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in the favor of a grant of power to the Managers. The powers of the Managers include, by way of illustration and not by way of limitation, the power and authority from time to time to do the following:

(a)          invest all or substantially all of the Company’s assets in the Master Fund;

(b)          incur all expenses permitted by this Agreement;

(c)          to the extent that funds are available, cause to be paid all expenses, debts and obligations of the Company;

(d)          appoint and dismiss (i) Appropriate Officers to serve as officers of the Company and (ii) and the Management Company to serve as management company, in each case with such powers and authority as may be provided to such Persons by the Board of Managers or by this Agreement;

(e)          employ and dismiss from employment such agents, employees, managers, advisers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and affairs of the Company, whether or not any such Persons so employed are affiliated persons of any Manager, and to pay such compensation to such Persons as is competitive with the compensation paid to unaffiliated Persons in the area for similar services;

(f)          subject to the indemnification provisions in this Agreement and the provisions concerning the Tax Matters Partner in this Agreement and under applicable law, pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or settle, upon such terms it deems sufficient, any obligation, suit, liability, cause of action or claim, including tax audits, either in favor of or against the Company;

(g)          enter into any placement agent agreements and escrow agreements with respect to the sale of Units; borrow money and issue multiple classes of senior indebtedness or a single class of interests senior to the Units to the extent permitted by the Investment Company Act and repay, in whole or in part, any such borrowing or indebtedness and repurchase or retire, in whole or in part, any such interests senior to the Units; and in connection with such loans or senior instruments, to mortgage, pledge, assign or otherwise encumber any or all properties or assets owned by the Company, including any income therefrom, to secure such borrowing or provide repayment thereof;

(h)          establish and maintain accounts with financial institutions, including federal or state banks, brokerage firms, trust companies, savings and loan institutions or money market funds;

(i)           make temporary investments of Company capital in short-term investments;

(j)           establish valuation principles and periodically apply such principles to the Company’s investment portfolio;

(k)          to the extent permitted by the Investment Company Act, designate and appoint one or more agents for the Company who shall have such authority as may be conferred upon them by the Board of Managers and who may perform any of the duties of, and exercise any of the powers and authority conferred upon, the Board of Managers hereunder including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Company;

(l)           prosecute, protect, defend, or cause to be protected and defended, or abandon, any patents, patent rights, copyrights, trade names, trademarks and service marks, and any applications with respect thereto, that may be held by the Company;

(m)         take all reasonable and necessary actions to protect the secrecy of and the proprietary rights with respect to any know-how, trade secrets, secret processes or other proprietary information and to prosecute and defend all rights of the Company in connection therewith;

(n)          subject to the other provisions of this Agreement, to enter into, make and perform such contracts, agreements, and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Agreement, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any Member, Manager, Appropriate Officer, Special Member or Management Company or with any other person, firm, or corporation having any business, financial, or other relationship with any Member, Manager, Appropriate Officer, Special Member or Management Company, provided, however, such transactions with such Persons and entities (i) shall only be entered into to the extent permitted under the Investment Company Act and (ii) shall be on terms no less favorable to the Company than are generally afforded to unrelated third parties in comparable transactions;

(o)          purchase, rent or lease equipment for Company purposes;

(p)          purchase and maintain, at the Company’s expense, liability and other insurance to protect the Company’s assets from third party claims; and cause the Company to purchase or bear the cost of any insurance covering any potential liabilities of the Members, Managers, Appropriate Officers, Special Member, Management Company or agents of the Company, or officers, employees, directors, members or partners of the Management Company or any agent of the Company;

(q)          cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company;

(r)           make or cause to be made any election on behalf of the Company under the Code and other tax laws and supervise the preparation and filing of all tax and information returns that the Company may be required to file;

(s)          take any action that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged;

(t)          admit Members to the Company in accordance with Section 7.1 hereof; admit an assignee of a Member’s Units to be a Substituted Member in the Company, pursuant to and subject to the terms of Section 11.5 hereof, without the consent of any Member; admit additional Persons as members by creating and issuing Units or other equity interests from time to time with terms of admission or issuance providing for the creation of different classes, groups or series of membership interests having different rights, powers and duties, which rights, powers and duties may be senior, pari passu or junior to the rights, powers and duties of the Units, as determined by the Board of Managers without the consent of Members;

(u)          value the assets of the Company from time to time pursuant to and consistent with the policies of the Company with respect thereto as in effect from time to time;

(v)          borrow money or otherwise incur indebtedness primarily for working capital needs, such as bridging capital calls (i.e., satisfy the Company’s capital calls in an effort to reduce the number of capital calls from Members) subject to the provisions of applicable law, including the Investment Company Act and the Agreement but not for investment leverage purposes; each Member expressly agrees that any such borrowing may be secured by the assets of the Company and that its Capital Account may be pledged by the Company to secure any such borrowing indebtedness;

(w)         delegate all or any portion of its rights, powers and authority to any committee or subset of the Board of Managers, or to any Management Company, Special Member, Appropriate Officer or agent of the Company or of any such Person, subject to the control and supervision of the Managers; and

(x)          perform all normal business functions, and otherwise operate and manage the business and affairs of the Company, in accordance with and as limited by this Agreement.

4.7           Annual and other Regular Meetings of the Board of Managers.  An annual meeting of the Board of Managers shall be held without notice other than this provision. The Board of Managers may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of the annual meeting and any additional regular meetings without notice other than such resolution.

4.8           Special Meetings of the Board of Managers.  Special meetings of the Board of Managers may be called by an Appropriate Officer or the Chairman of the Board of Managers, or, if no such Chairman exists, at the request of any two Managers. The person or persons authorized to call special meetings of the Board of Managers may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Managers called by them.

4.9           Notice of Meetings of the Board of Managers.  Written notice of any meeting of the Board of Managers shall be given as follows:

(a)          By mail to each Manager at the Manager’s mailing address at least five Business Days prior to the meeting; or

(b)          By personal delivery, e-mail or facsimile transmission at least three Business Days prior to the meeting to each Manager.

If mailed by post, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by e-mail or facsimile transmission such notice shall be deemed to be delivered when the e-mail or facsimile transmission is transmitted by the sender.

(c)          Any Manager may waive notice of any meeting. The attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.

4.10         Quorum for Board of Managers Meetings.  A majority of the number of Managers shall constitute a quorum for the transaction of business at any meeting of the Board of Managers, but if less than such majority is present at a meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.

4.11         Manner of Acting for Board of Managers.  Except as otherwise required by the Act, the Investment Company Act or this Agreement the act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers. Each Manager shall be entitled to one vote upon all matters submitted to the Board of Managers.

4.12         Written Consent by Board of Managers.  Unless otherwise required by the Investment Company Act, any action required or permitted to be taken at any meeting of  the Board of Managers or by a committee thereof may be taken without a meeting, without prior notice and without a vote if the members of the Board of Managers or such committee that would be required to approve such action at a meeting consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or such committee.

4.13         Participation by Electronic Means by Board of Managers.  Any Manager may participate in a meeting of the Board of Managers or any committee thereof in person or by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time. Except for purposes of the Investment Company Act, such participation shall constitute presence in person at the meeting.

4.14         Committees of Managers.  By resolution adopted by the Board of Managers, the Board of Managers may designate two or more Managers to constitute a committee, any of which shall have such authority in the management of the Company as the Board of Managers shall designate.

4.15         Manager Presumption of Assent.  A Manager of the Company who is present at a meeting of the Board of Managers at which action on any matter taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless the Manager files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

4.16         Manager Power to Bind Company.  No Manager (acting in his capacity as such) shall have any authority to bind the Company to any agreement with one or more third parties with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board of Managers by the affirmative vote required for such matter pursuant to the terms of this Agreement.

4.17         Liability of the Managers.  No Manager shall be: (i) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment, decree or order of a court; (ii) obligated to cure any deficit in any Capital Account; (iii) required to return all or any portion of any Capital Contribution; or (iv) required to lend any funds to the Company.

4.18         Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Managers, the Appropriate Officers and the Management Company of the Company herein set forth.

4.19         Appointment of Auditors.  Subject to the approval or ratification of the Members and the Disinterested Managers, if and to the extent required under the Investment Company Act, the Board of Managers, in the name and on behalf of the Company, is authorized to appoint independent certified public accountants for the Company.

4.20         Contracts with Affiliates.  The Board of Managers may, on behalf of the Company, subject to approval by a majority of the Managers who do not have an interest in the contract and a majority of the Disinterested Managers and in compliance with the Investment Company Act, enter into contracts for goods or services with any affiliate of a Manager, Member, Appropriate Officer, Special Member, Management Company or any other person, provided that the charges for such goods or services do not exceed those charged by unaffiliated Persons in the area for similar goods and services.

4.21         Obligations of the Managers.  The Managers shall devote such time and effort to the Company business as, in their judgment, may be necessary or appropriate to oversee the affairs of the Company.

4.22         Other Business of Managers.  Any Manager and any affiliate of any Manager may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Company or otherwise. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement or the company relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Neither the Managers nor any affiliate of any Manager shall be obligated to present any investment opportunity to the Company.

4.23         Limitations on Board of Managers and Appropriate Officers.

(a)          Notwithstanding anything expressed or implied to the contrary in this Agreement (other than Article XI), the Board of Managers and the Appropriate Officers shall not authorize or otherwise cause or allow the Company to purchase all or any portion of any Member’s Units (or any attributes thereof).

(b)          Notwithstanding anything expressed or implied to the contrary in this Agreement, the Board of Managers and the Appropriate Officers shall not (i) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Units for purposes of Treasury Regulation Section1.7704-1(d)(1) or (ii) take any action that would have the effect of causing the Company (A) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (B) otherwise to be treated as a corporation for federal income tax purposes.

ARTICLE V.

MANAGEMENT COMPANY

5.1           The Management Company.  The Board of Managers shall, on behalf of the Master Fund, retain the Management Company to provide various management, administrative and other services to the Master Fund pursuant to the terms of the Management Agreement. The Members acknowledge and agree that, so long as the Management Agreement (or a successor agreement) is in effect, the Board of Managers shall delegate the authority to make such management, administrative and other decisions to the Management Company. Notwithstanding anything herein to the contrary, so long as the Management Agreement (or a successor agreement) is in effect, the Board of Managers shall have no responsibility for making any management or administrative decisions on behalf of the Master Fund that have been so delegated to the Management Company, but shall be responsible for monitoring the performance of the Management Company in accordance with the Management Agreement.

ARTICLE VI.

OFFICERS

6.1           Appropriate Officers.  The day-to-day management and operation of the Company and its business shall be the responsibility of the Appropriate Officers of the Company, subject to the supervision and control of the Board of Managers. The Appropriate Officers shall, subject to the supervision and control of the Board of Managers, exercise all powers necessary and convenient for the purposes of carrying on the business of the Company, on behalf and in the name of the Company. Notwithstanding anything to the contrary contained herein, the acts of an Appropriate Officer in carrying on the business of the Company as authorized herein shall bind the Company.

The Appropriate Officers of the Company shall be chosen by the Board of Managers and shall include a President, a Secretary and a Treasurer. The Board of Managers may also choose a Chairman of the Board of Managers (who must be a Manager) and the following additional Appropriate Officers: a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, and one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Managers shall determine), Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law. The officers of the Company need not be Members of the Company or, except in the case of the Chairman of the Board, Managers of the Company.

6.2           Election of Officers.  The Board of Managers shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Managers may be removed at any time, with or without Cause, by the affirmative vote of the Board of Managers or upon the Incapacity of such officer. Any vacancy occurring in any office of the Company shall be filled by the Board of Managers. The salaries of all officers of the Company shall be fixed by the Board of Managers. The Board of Managers may delegate such duties to any such officers or other employees, agents and consultants of the Company as the Board of Managers deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.

6.3           Voting Securities Owned by the Company.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President or any Vice President or any other officer authorized to do so by the Board of Managers and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Managers may, by resolution, from time to time confer like powers upon any other person or persons.

6.4           Chairman of the Board of Managers.  The Chairman of the Board of Managers, if there be one, shall preside at all meetings of the Members and of the Board of Managers. The Chairman of the Board of Managers shall be selected from time to time by the Board of Managers. The Chairman of the Board of Managers shall also perform such other duties and may exercise such other powers as may from time to time be assigned by this Agreement or by the Board of Managers.

6.5           President.  The President shall, subject to the control of the Board of Managers and, if there be one, the Chairman of the Board of Managers, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Managers are carried into effect. The President or, when authorized by this Agreement, the Board of Managers or the President, the other officers of the Company shall execute all bonds, mortgages, contracts, documents and other instruments of the Company. In the absence or disability of the Chairman of the Board of Managers, or if there be none, the President, shall preside at all meetings of the Members and the Board of Managers. Unless the Board of Managers shall otherwise designate, the President shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by this Agreement or by the Board of Managers.

6.6           Vice Presidents.  At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Managers), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Managers), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers and duties as the Board of Managers, the Chairman of the Board of Managers or the President from time to time may prescribe. The Vice President shall act under the supervision of the President. If there be no Chairman of the Board of Managers and no Vice President, the Board of Managers shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

6.7          Secretary.  The Secretary shall attend all meetings of the Board of Managers and all meetings of Members and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Managers when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the Board of Managers, the Chairman of the Board of Managers or the President, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Members and special meetings of the Board of Managers, and if there be no Assistant Secretary, then either the Board of Managers or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company, if any, and the Secretary or any Assistant  Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Secretary may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

6.8           Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, at its regular meetings, or when the Board of Managers so requires, an account of all transactions as Treasurer and of the financial condition of the Company. If required by the Board of Managers, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Company, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Company.

6.9           Assistant Secretaries.  Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

6.10         Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Managers, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Company, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Company.

6.11         Other Officers.  Such other officers as the Board of Managers may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the Chairman of the Board of Managers or the President. The Board of Managers may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE VII.

CAPITAL COMMITMENTS AND CONTRIBUTIONS

7.1           Capital Commitments.  Each Member, upon admission to the Company, shall be deemed to have made a “Capital Commitment” to the Company equal to the amount specified as such in, or otherwise determined in accordance with, the Subscription Agreement relating to such Member.  Except as specifically provided in this Agreement, the Capital Commitment of a Member: (i) shall represent the maximum aggregate amount of cash and property that such Member shall be required to contribute to the capital of the Company; and (ii) shall not be changed during the term of the Company.

7.2           Payments at Closings.

(a)          The Company shall have one or more closings (each a “Closing”) at which time Persons may be admitted as Members of the Company pursuant to the terms hereof and existing Members may be offered the opportunity to increase their Capital Commitments. The first Closing (the “Initial Closing”) shall occur on such date as determined by the Managers in their sole discretion and all subsequent Closings (each an “Additional Closing”) shall occur on such date(s) as may be determined by the Managers in their sole discretion (the “Additional Closing Dates”); provided, however, that the last Closing shall occur no later than one year after the date of the Initial Closing, which date may be accelerated or extended by the Managers in their sole discretion (the “Final Closing Date”).  The books and records of the Company shall be amended following each Closing to reflect the identity of the Members and their respective Capital Contributions.

(b)          A Member making an initial Capital Commitment at an Additional Closing shall make a Capital Contribution equal to the aggregate Capital Contributions that would have been due to the Company from such Member if such Member had been admitted at the Initial Closing and may be required, at the Management Company’s sole and absolute discretion, to pay a make-up payment (the “Make-Up Payment”) to the Company.  The amount of such Make-Up Payment will be calculated by applying an annualized rate of 8% per annum to the amount that such Member would have contributed to the Company if such Member had participated in the Initial Closing and made Capital Contributions at such times and in proportionate amounts as existing Members that participated in the Initial Closing (i.e., the percentage of the Member’s Capital Commitment contributed at the Additional Closing would be the same percentage as the amount of Capital Contributions made by existing Members at the Initial Closing relative to such existing Members’ Capital Commitments at the Initial Closing).  The 8% Make-Up Payment rate will be applied over the period of time since such Capital Contributions were made by such existing Members.  Such Make-Up Payment shall not be treated as Capital Contributions and shall not reduce the amount of the contributing Member’s Capital Commitment.

7.3           Capital Contributions.

(a)          Subject to the terms and conditions contained herein, the Management Company may call for contributions to the capital of the Company at such times and in such amounts (not to exceed the amount of each Member’s Capital Commitment to the Company) as the Management Company determines in its sole discretion, provided, that, the Company will give each Member at least ten Business Days’ prior written notice (which may be given by e-mail) as to the due date for and amount of each such capital contribution.  Capital Contributions by the Members shall be made in dollars by wire transfer of federal funds to an account or accounts of the Company as specified by the Company or in such other manner as the Company may direct. No Member shall be entitled to any interest or compensation by reason of his, her or its Capital Contribution or by reason of being a Member. No Member shall be required to lend any funds to the Company.

(b)          Except as expressly set forth in this Agreement, a Member may not make less than the full amount of its Capital Contribution called by the Management Company pursuant to Section 7.3(a) hereof.  In the event any Member fails to pay any amount which it is required to pay to the Company on or before the date when such amount is due and payable, a written notice of default shall be given to such Member by the Company.  If the full amount of the required contribution to the capital of the Company is not received by the Company within 20 days after the giving of such notice of default, such Member shall be deemed to be in default hereunder (a “Defaulting Member”) and the Company will, to the extent allocable and permitted under applicable law, allocate expenses, penalties, costs, liabilities or obligations incurred by the Company, as a result of the Member defaulting, to the Defaulting Member pursuant to Section 8.10 hereof.  In addition, the Company (or the Management Company as its delegate) may, at its discretion, take other actions with respect to a Defaulting Member, including, without limitation, (i) borrowing funds to cover the amount of the defaulted Capital Contribution at a rate established with a third-party lender or using the Company’s internal capital at a rate of 8% per annum, and causing the Defaulting Member to bear such interest and other costs associated with such borrowing, (ii) excluding a Defaulting Member from future capital calls, (iii) charging the Capital Account of the Defaulting Member management fees on the full amount of such Defaulting Member’s Capital Commitment, (iv) causing the Defaulting Member to bear any losses incurred by the Company in disposing of assets in order to fund the defaulted amount and/or (v) any other actions as may be available under applicable law.

7.4           Return of Capital. Except as expressly provided in this Agreement, no Member shall be entitled to withdraw any part of its Capital Contribution, to receive interest or other earnings on its Capital Contributions, or to receive any distributions from the Company, nor shall any Member have priority over any other Member either as to the return of such Member’s capital or as to profits, losses or distributions.

7.5           Recycling.

(a)          To the extent the Master Fund is authorized to retain or recall for reinvestment proceeds received by the Master Fund from the Underlying Funds, the Company may retain or recall such amounts as the Management Company, in its sole discretion, deems necessary or desirable to facilitate such reinvestment (which may include the payment of fees or expenses of the Master Fund, as well as investment in Underlying Funds).

(b)          Amounts retained pursuant to Section 7.5(a) hereof in respect of a Member shall not reduce such Member’s unfunded Capital Commitment. Separate from and in addition to any amounts retained or recalled for reinvestment by the Company, in the event that amounts are distributed to the Members as a result of funds being returned to the Master Fund by an Underlying Fund which are subject to reinvestment in such Underlying Fund, each Member’s unfunded Capital Commitment will be increased by the amount of funds so returned.

7.6           Liability of the Members and the Managers.  Except for the obligations set forth hereunder and under the Subscription Agreements, the liability of the Members shall be limited to the maximum extent permitted by the Act.  If a Member is required under the Act to return to the Company or pay, for the benefit of creditors of the Company, amounts previously distributed to such Member, the obligation of such Member to return or pay any such amount to the Company shall be the obligation of such Member and not the obligation of the Managers. The liability of the Managers shall be limited to the maximum extent permitted by the Act.

ARTICLE VIII.

DISTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

8.1           Percentage Interests.  There shall be established for each Member on the books of the Company a percentage interest, which shall be determined by (i) dividing the amount of such Member’s Capital Contributions by the sum of the Capital Contributions of all the Members and (ii) multiplying such quotient by 100 (the “Percentage Interest”).  The sum of the Percentage Interests shall equal 100.  The Percentage Interests of the Members shall be set forth on the books and records of the Company, as adjusted from time to time by the Managers to reflect the Members’ Capital Contributions.

8.2           Distributions.

(a)          The Company shall make distributions of available cash (net of reserves that the Managers deem reasonable) or other net investment proceeds to the Members at such times and in such amounts as determined by the Managers in their sole discretion in accordance with the Members’ respective Percentage Interests at the time of such distribution. Subject to Section 13.2 hereof regarding liquidating distributions, such distributions will be paid to the Members in the following order of priority:

(i)          First, to the Members (including the Special Member) pro rata in accordance with their respective Capital Contributions until aggregate distributions to each Member under this Section 8.2(a)(i) equal 125% of its Capital Contributions.

(ii)         Thereafter, (A) 93.5% to the Members (including the Special Member) pro rata in accordance with their respective Capital Contributions, and (B) 6.5% to the Special Member (the “Carried Interest”); provided, however, that (C) any distribution under this Section 8.2(a)(ii)(B) payable to the Special Member prior to the fourth anniversary of the Final Closing Date shall be retained by the Company until such date, at which time, notwithstanding anything in this Agreement to the contrary, such retained distributions shall be paid 100% to the Special Member.

(b)          The Board of Managers may, in its sole discretion, cause the Company to make distributions to the Special Member equal to tax liability of the Special Member (or its owners) for each Fiscal Year (“Tax Distributions”).  Tax Distributions (a) shall be made on a quarterly basis or at such other times as the Board of Managers deems appropriate, (b) shall be treated as advances against future distributions under this Section 8.2 (as determined by the Board of Managers) and (c) shall be reduced by previous distributions made pursuant to this Section 8.2 that are made in the same Fiscal Year (as determined by the Board of Managers).  The Special Member shall not be obligated to repay any previously received Tax Distributions to the Company.  In determining the amount of any Tax Distribution, it shall be assumed that the items of income, gain, deduction, loss and credit in respect of the Company were the only such items entering into the computation of tax liability of the Special Member for the Fiscal Year in respect of which the Tax Distribution was made and that the Member was subject to the highest combined marginal federal, state and local tax rates applicable at the time of the relevant allocation to an individual or corporate resident of New York City, New York, whichever is higher.  No account shall be taken of any items of deduction or credit attributable to an interest in the Company that may be carried back or carried forward from another Fiscal Year.

(c)          Distributions pursuant to this Section 8.2 shall take the form of cash only.

8.3           Valuation.  The value of any asset of the Company shall be determined in good faith in the sole discretion of the Board of Managers based upon all available relevant information. The Board of Managers shall be entitled to rely on any valuations provided to it by the Underlying Funds and/or the Management Company, but shall not be bound by such valuations.

8.4           Capital Accounts.  A capital account (“Capital Account”) shall be established and maintained on the Company’s books with respect to each Member, in accordance with the provisions of Treasury Regulations Section 1.704-1(b), including the following:

(a)          Each Member’s Capital Account shall be increased by: (i) the amount of money and the Gross Asset Value of any property contributed by that Member to the Company; (ii) the amount of income or gain allocated to that Member; and (iii) any other increases required by the Treasury Regulations.

(b)          Each Member’s Capital Account shall be decreased by: (i) the amount of loss or deduction allocated to that Member; (ii) all cash amounts distributed to that Member pursuant to this Agreement, other than any amount required to be treated as a payment for property or services for federal income tax purposes; (iii) the Gross Asset Value of any property distributed in kind to that Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for federal income tax purposes); and (iv) any other decreases required by the Treasury Regulations.

(c)          All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Code and Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent with such law. The Managers shall make any necessary modifications to this Section 8.4 in the event unanticipated events occur that might otherwise cause this Agreement not to comply with such law or any changes thereto.

8.5          Negative Capital Accounts.  Except as may be required by law, no Member shall be required to reimburse the Company for any negative balance in such Member’s Capital Account.

8.6          Allocations to Capital Accounts.

(a)          Subject to other provisions of this Article VIII, for each fiscal year, the Company’s items of income, gain, loss, and deduction comprising Net Profit and Net Loss shall be allocated among the Members in such a manner that, immediately after giving effect to such allocations, each Member’s Target Capital Account balance, taking into account all contributions by such Member and distributions to such Member, equals, as nearly as possible, the amount of cash, if any, that would be distributed to such Member if (i) all the Company’s assets were sold for cash equal to their respective Gross Asset Values, reduced, but not below zero, by the amount of nonrecourse debt to which such assets are subject, (ii) all the Company’s liabilities (other than nonrecourse liabilities) were paid in full, and (iii) all the remaining cash were distributed to the Members under Section 8.2(a) (disregarding the proviso in Section 8.2(a)(ii)(C) hereof).

(b)          Nonrecourse deductions (within the meaning of Treasury Regulations Section 1.704‑2(b)(1)), tax credits, and other items the allocation of which cannot have economic effect shall be allocated to the Members in accordance with their respective Capital Contributions.

(c)          Notwithstanding anything in Section 8.6 to the contrary, in the event that a Member withdraws all or part of its Capital Account (including by reason of death), the Board of Managers may, in its sole discretion, specially allocate items of Company gain or loss to that Member for tax purposes to reduce the amount, if any, by which the amount distributable to the Member upon the withdrawal differs from that Member’s tax basis for its withdrawn interest, or otherwise reduce any discrepancy between amounts previously allocated to the Member’s Capital Account and amounts previously allocated to that Member for U.S. federal income tax purposes.

(d)          Regulatory Allocations.  The provisions of the Treasury Regulations under Code Section 704(b) relating to qualified income offset, minimum gain chargeback, minimum gain chargeback with respect to partner nonrecourse debt, allocations of nonrecourse deductions, allocations with respect to partner nonrecourse debt, limitations on allocations of losses to cause or increase a Capital Account deficit, and forfeiture allocations with respect to substantially nonvested partnership interests are hereby incorporated by reference and shall be applied to the allocation of income, gain, loss, or deduction in the manner provided in the Treasury Regulations.  The Board of Managers may, in its discretion, adjust the subsequent allocations of income, gain, losses, or deduction to prevent distortion of the economic arrangement of the Members, as otherwise described in this Agreement, due to allocations resulting from the preceding sentence.

(e)          Transfer of or Change in Units. The Managers are authorized to adopt any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Company income, gain, loss, deduction and expense with respect to newly issued Units, transferred Units and withdrawn Units. Upon admission as a Substituted Member, a transferee of Units shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Units.

(f)          Certain Expenses. Syndication and organization expenses, as defined in Section 709 of the Code (and, to the extent necessary as determined in the sole discretion of the Managers, any other items) shall be allocated to the Capital Accounts of the Members so that, as nearly as possible, the cumulative amount of such syndication and organization expenses (and other items, if relevant) allocated with respect to each dollar of Capital Contribution for each Member is the same amount.

8.7           Tax Allocations.

(a)          Items of Company income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Net Profit (and items thereof) and Net Loss (and items thereof) of which such items are components were allocated pursuant to Section 8.6 hereof; provided, however, that tax allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby.  In the sole discretion of the Board of Managers, the Company may aggregate realized gains and losses in any manner permitted by Treasury Regulations Section 1.704-3.

(b)          Allocations pursuant to this Section 8.7 are solely for federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profit (and items thereof) or Net Loss (and items thereof).

(c)          The Members are aware of the tax consequences of the allocations made by this Section 8.7 and hereby agree to be bound by the provisions of this Section 8.7 in reporting their shares of items of Company income, gain, loss, deduction and expense.

8.8           Determinations by the Managers.  All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes, including the application of certain estimates and simplifying conventions intended to ensure that the Company’s Net Profits and Net Losses (and items thereof) are properly allocated among the Members in a manner that reflects their beneficial interests in such tax items while permitting timely delivery of Schedule K-1s to Members, and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managers in their sole discretion. Such determination shall be final and conclusive as to all the Members. Notwithstanding anything express or implied to the contrary in this Agreement, in the event the Managers shall determine, in their sole discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in this Article VIII, the Managers may make such modification without the approval of Members.

8.9           Tax Matters Partner.  The Special Member shall act as “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code or, after the effective date of Section 1101 of the Bipartisan Budget Act of 2015 (or any successor or similar provision of U.S. federal, state or local law), the “partnership representative” of the Company and in any similar capacity under applicable state or local tax law (the “Tax Matters Partner”), and shall have sole discretion to make or refrain from making any election or otherwise act on behalf of the Company in any audit proceeding involving the Company. All expenses incurred by the Tax Matters Partner shall be paid or reimbursed by the Company. Each Member agrees not to treat, without the prior written consent of the Special Member (which shall not be unreasonably withheld), on its U.S. federal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company as reflected in the information furnished to such Member by the Company.  A Member shall promptly notify the Tax Matters Partner of any intention to: (i) file a request for administrative adjustment of Company items; (ii) file a petition with respect to any Company item or other tax matters involving the Company; or (iii) enter into a settlement agreement with the Secretary of the Treasury with respect to any Company items.

8.10         Allocation of Expenses/Defaulting Members.  The Company will, to the extent allocable and permitted under applicable law, and as determined by the Managers, allocate expenses incurred by the Company, as a result of Members defaulting in their Capital Commitments, to those Members that caused the Company to incur such expenses.  Pursuant to Section 7.3(b) hereof, the Company may also allocate any interest and other expenses incurred as a result of the Company borrowing funds to cover defaults by Members, to those Members that have defaulted on their Capital Commitments to the Company.

ARTICLE IX.

COMPANY EXPENSES

9.1           Company Expenses.

(a)          Except as set forth herein or in another agreement between the Company and the Management Company, the Management Company shall bear all of its costs incurred in providing services to the Company.

(b)          The Company shall bear: all management fees payable to the Management Company as well as Carried Interest; its pro rata portion of all of the Master Fund’s fees and expenses (which will be borne through the Company’s investment in the Master Fund) including its pro rata portion of the advisory fee payable by the Master Fund to the Management Company in its capacity as investment adviser to the Master Fund and expenses (including financing, due diligence, travel and other costs) related to the acquisition, holding, monitoring and disposition of the Underlying Funds; accounting, audit and tax preparation fees and expenses; administrative expenses and fees; legal fees and expenses, custody and escrow fees and expenses; the costs of any errors and omissions/directors and officers liability insurance or any fidelity bond; all costs and charges for equipment or services used in communicating information regarding the Company’s transactions between the Management Company and any custodian or other agent engaged by the Company; interest expenses (including, without limitation, non-investment related interest expenses); any extraordinary expenses; and such other expenses as may be approved from time to time by the Board.  The Company will also indirectly bear, as a result of its investment in the Master Fund, its pro rata portion of the management fees of the Underlying Funds, as well as carried interest allocations in such Underlying Funds, investment-related expenses and other expenses, including, but not limited to, non-investment related interest expense and fees and disbursements of attorneys and accountants engaged on behalf of each Underlying Fund.  Capital calls from Members made in accordance with Section 7.2 hereof or distribution from Underlying Funds may be used to fulfill obligations (including, but not limited to, the payment of any interest due) under any credit facility.

(c)          The Company shall bear its organizational expenses, and expenses relating to the offering and sale of Units; provided that to the extent such organizational and offering expenses when aggregated with those of the Master Fund exceed $1,500,000, the excess amount over $1,500,000 shall be borne by the Management Company.

ARTICLE X.

INDEMNIFICATION

10.1         Indemnification.

(a)          None of the Managers, the Special Member, the Management Company or any of their respective Affiliates, principals, members, shareholders, partners, officers, directors, employees, agents and representatives (each an “Indemnified Person”) shall have any liability, responsibility or accountability in damages or otherwise to any Member or the Company for, and the Company agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company, on the part of the Indemnified Persons when acting on behalf of the Company or otherwise in connection with the business or affairs of the Company, or on the part of any agents when acting on behalf of the Company (collectively, the “Indemnified Liabilities”); provided that the Company shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person’s willful misconduct, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties. The indemnification rights provided for in this Section 10.1(a) shall survive the termination of the Company or this Agreement. Any indemnification rights provided for in this Section 10.1(a) shall be retained by any removed, resigned or withdrawn Manager, Special Member or Management Company or agent and its constituent Indemnified Persons. Any indemnification rights provided for in this Section 10.1(a) shall also be retained by any Person who has acted in the capacity of officer, director, partner, employee, agent, stockholder or Affiliate of an Indemnified Person after such Persons shall have ceased to hold such positions.

(b)          The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns and legal representatives.

(c)          The provision of advances from Company funds to an Indemnified Person for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Person in the performance of its duties or provision of its services on behalf of the Company or otherwise in connection with the business or affairs of the Company; and (ii) the Indemnified Person undertakes to repay any funds advanced pursuant to this Section 10.1(c) in any case in which such Indemnified Person would not be entitled to indemnification under Section 10.1(a) hereof. If advances are permissible under this Section 10.1(c), the Indemnified Person shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Person shall become obligated to make payment therefor, any and all amounts for which such Indemnified Person believes in good faith that such Indemnified Person is entitled to indemnification under Section 10.1(a) hereof. The Company shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received by the Company, and the Company’s rights to repayment of such amounts shall be secured by the Indemnified Person’s interest in the Company, if any, or by such other security as the Managers may require. In the event that a final judicial (or binding arbitration) determination is made that the Company is not so obligated in respect of any amount paid by it to a particular Indemnified Person, such Indemnified Person will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Company is so obligated in respect to any amount not paid by the Company to a particular Indemnified Person, the Company will pay such amount to such Indemnified Person within 60 days of such final determination, in either case together with interest (at the lesser of (x) the Applicable Rate and (y) the maximum rate permitted by applicable law) from the date paid by the Company until repaid by the Indemnified Person or the date it was obligated to be paid by the Company until the date actually paid by the Company to the Indemnified Person.

(d)          With respect to the liabilities of the Company, all such liabilities:

(1)           shall be liabilities of the Company as an entity, and shall be paid or otherwise satisfied from the Company’s assets; and

(2)           except to the extent otherwise required by law, shall not in any event be payable in whole or in part by any Member, Manager, the Special Member, or the Management Company or by any director, officer, trustee, employee, agent, shareholder, beneficiary, member or partner of any of them.

The Board of Managers may cause the Company, at the Company’s expense, to purchase insurance to insure the Indemnified Persons against liability hereunder (including liability arising in connection with the operation of the Company), including, without limitation, for a breach or an alleged breach of their responsibilities hereunder.

ARTICLE XI.

WITHDRAWALS OF MEMBERS; TRANSFERS OF UNITS

11.1         Withdrawals of Members.

(a)          A Member may not sell, withdraw, assign or transfer its Units without the prior written consent of the Managers, which the Managers may withhold in their sole discretion.

(b)          The Board of Managers may (but shall not be required to) terminate the membership of any Member and cause that Member to withdraw from the Company at any time upon at least five Business Days prior written notice upon a determination by the Managers that the continued participation of that Member in the Company might adversely affect the Company by jeopardizing the treatment of the Company as a partnership for federal income tax purposes, or subject the Company to restrictions or other adverse consequences as a result of applicable laws or regulations. In the event that the Board of Managers terminates a Member, that Member shall immediately withdraw from the Company and cease to be a Member of the Company. Such withdrawal shall occur automatically upon termination without the necessity of any further act by the Member or any other Person. The date of termination shall be the effective date of withdrawal of the terminated Member.

(c)          The Company shall pay to the terminated Member 90% of the amount of the terminated Member’s Capital Account balance (determined in accordance with the next sentence) within 90 days of termination or as soon thereafter as the Company shall have sufficient funds available and shall pay the remainder upon completion of that year’s audit. The amount of the terminated Member’s Capital Account shall be determined not more than three days prior to the date of termination. Such amounts paid to a terminated Member shall not be entitled to interest for any period after the date of termination.

(d)          From and after the effective date of withdrawal of a Member, such withdrawn Member shall cease to be a Member of the Company for all purposes and the Units of a withdrawn Member shall not be included in calculating the Units of the Members required to take any action under this Agreement.

11.2         Transfers of Units.

(a)          A Member may not transfer, assign, sell, pledge, hypothecate or otherwise dispose of any of the attributes of his, her or its Units (collectively, a “Transfer”), in whole or in part, to any Person without the prior written consent of the Board of Managers, which consent the Board of Managers may withhold in its sole discretion, and any attempted Transfer of Units shall be null and void ab initio unless effected in accordance with this Article XI.

(b)          Notwithstanding Section 11.2(a) hereof, the Board of Managers will not unreasonably withhold its consent to the Transfer of a Member’s Units to a family member, trust, or other similar Person or entity for estate planning purposes.

(c)          Conditions to Transfers. The Board of Managers may condition its consent to a Transfer under Section 11.2(a) hereof on the Transfer meeting each of the following conditions:

(i)          such Transfer, itself or together with any other Transfers, would not cause the Company to be terminated under Section 708(b)(1)(B) of the Code or result in the Company being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code (or failing any safe harbor to avoid such treatment under such Code section or the regulations promulgated thereunder) or otherwise being treated as a corporation for federal income tax purposes;

(ii)         such Transfer does not require the registration or qualification of such Units pursuant to any applicable federal or state securities or “blue sky” laws;

(iii)        such Transfer does not result in a violation of the Investment Company Act or other laws ordinarily applicably to such transactions;

(iv)        the transferor and purported transferee each shall have represented to the Managers in writing that such Transfer was not effected through a broker-dealer or matching agent that makes a market in Units or that provides a readily available, regular and ongoing opportunity to Members to sell or exchange their Units;

(v)         the transferor shall reaffirm, and the purported transferee shall affirm, in writing his, her or its agreement to indemnify as described in Section 11.4 hereof;

(vi)        no facts are known to the Managers that cause the Managers to conclude that such transfer will have a material adverse effect on the Company; and

(vii)       the transferee has agreed in writing to become a party to, “member” under and subject to all of the terms, obligations and limitations of this Agreement.

11.3         Effect of Transfers.  Upon any Transfer approved by the Board of Managers, the transferee of the transferred Units shall be entitled to receive the distributions and allocations to which the transferring Member would be entitled with respect to such transferred Units, but shall not be entitled to exercise any of the other rights of a Member with respect to such transferred Units, including, without limitation, the right to vote, unless and until such transferee is admitted to the Company as a Substituted Member pursuant to Section 11.5 hereof.

11.4         Transfer Indemnity.  Each Member hereby agrees to indemnify and hold harmless the Company, the Special Member, the Managers, and each other Member (and any successor or assign of any of the foregoing) from and against all taxes, costs, claims, damages, liabilities, losses and expenses (including losses, claims, damages, liabilities, costs and expenses of any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made in contravention of the provisions of this Agreement or any misrepresentation made by such Member in connection with any purported Transfer.

11.5         Substituted Members.  No transferee of transferred Units shall be admitted as a Member (each such transferee, a “Substituted Member”) until each of the following conditions has been satisfied:

(a)          the written consent of the Board of Managers, which may be withheld or granted in the sole and absolute discretion of the Board of Managers;

(b)          the execution and delivery to the Company of a counterpart of this Agreement by the Substituted Member or its agent or attorney-in-fact;

(c)          receipt by the Company of other written instruments that are in form and substance satisfactory to the Board of Managers (as determined in its sole discretion), including, without limitation, an opinion of counsel regarding the tax or regulatory effects of such admission;

(d)          payment by the Substituted Member to the Company of an amount determined by the Board of Managers to be equal to the costs and expenses incurred in connection with such assignment, including, without limitation, costs incurred in preparing and filing such amendments to this Agreement as may be required;

(e)          the updating of the books and records of the Company to reflect the Person’s admission as a Substituted Member; and

(f)           any other information or documentation as the Managers may request.

11.6         Effect of Death, Etc.  The death, retirement, withdrawal, expulsion, disability, Incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, or the occurrence of any other event under the Act that terminates the continued membership of a Member as a member of the Company, shall not cause the Company to be dissolved and its affairs to be wound up so long as the Company has at least one Member at all times. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The legal representatives, if any, of a Member shall succeed as assignee to the Member’s Units upon death, Incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, but shall not be admitted as a Substituted Member except under the provisions of Section 11.5 hereof and with the written consent of the Board of Managers, which consent may be withheld in its sole discretion. The Units held by such legal representative of a Member shall not be included in calculating the Units of the Members required to take any action under this Agreement.

11.7         Transfers by Special Member.  Notwithstanding Section 11.2(a) hereof, the Board of Managers will not unreasonably withhold its consent to the Transfer of the Special Member’s Units, including the assignment of any distributions, to an Affiliate.

ARTICLE XII.

ACCOUNTING

12.1         Books and Records.  In compliance with Section 31 of the Investment Company Act, the books and records of the Company, and a list of the names and residence, business or mailing addresses and Units of all Members, shall be maintained at the principal executive offices of the Company or such other location as the Board of Managers may approve. The Company shall not be required to provide any documentation or other information to Members except that which it is required to provide under the Investment Company Act, the Act or other applicable law. Each Member shall have the right to obtain from the Company from time to time upon reasonable demand for any proper purpose reasonably related to the Member’s interest as a Member of the Company, and upon paying the costs of collection, duplication and mailing, the documents and other information which the Company is required to provide under the Investment Company Act, the Act or other applicable law. Any demand by a Member pursuant to this Section 12.1 shall be in writing and shall state the purpose of such demand. The Company may maintain such other books and records and may provide such financial or other statements as the Managers or the Appropriate Officers in their discretion deem advisable. The books and records of the Company shall be audited by the Company’s independent accountants as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Company.

12.2         Annual Reports to Current Members.  As soon as practicable after the end of each Fiscal Year, the Company shall prepare and distribute to the Members, at the expense of the Company, an annual report containing a summary of the year’s activity and such financial statements and schedules as may be required by law or as the Managers may otherwise determine.

12.3         Filing of Tax Returns.  The Company will furnish to Members, as soon as practicable after the end of each Fiscal Year, information that is necessary for Members to complete their income tax or information returns along with any other tax information required by law, including Schedule K-1. The Appropriate Officers shall prepare and file, or cause the Company’s accountants to prepare and file, a federal information tax return and any required state and local income tax and information returns for each taxable year of the Company. The Managers have sole and absolute discretion regarding the preparation and filing of such tax and information returns, including whether or not to prepare and file (or cause its accountants to prepare and file) composite, group or similar state, local and foreign tax returns on behalf of the Members where and to the extent permissible under applicable law.  Any taxes paid by the Company in connection with any such composite, group or similar filing shall be treated as an advance to the relevant Members (with interest being charged thereon) and shall be recouped by the Company out of any distributions subsequently made to such relevant Members. Such advances may be funded by Company borrowing. Both the deduction for interest payable by the Company with respect to any such borrowing, and the corresponding income from interest received by the Company from the relevant Members, shall be specifically allocated to such Members.

12.4         Certain Tax Information.  Each Member shall execute any relevant document, furnish any information and documentation (including an Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable) or otherwise take any action as the Board of Managers determines necessary for the Company to comply with any tax accounting, withholding or reporting obligation.

12.5         Determinations Binding.  Any determination made or position taken by the Managers with respect to tax filing or accounting matters shall be final and binding upon the Members and their respective legal representatives and the Members agree to file consistently with such determinations or positions of the Managers.

ARTICLE XIII.

DISSOLUTION AND TERMINATION

13.1         Dissolution.  The Company shall be dissolved upon the occurrence of any of the following:

(a)          the expiration of the term of the Company, except to the extent extended pursuant to Section 2.6 hereof;

(b)          the election by the Managers to dissolve the Company prior to the expiration of its term, subject to the consent of a Supermajority of Members and any requirements under the Investment Company Act;

(c)          the sale or other disposition at any one time of all or substantially all of the assets of the Company; and

(d)          a decree of dissolution entered against the Company under the Act.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company have been distributed as provided in Section 13.2 hereof and the Certificate of Formation of the Company has been canceled.

13.2         Liquidation.  On dissolution of the Company, a liquidator (who shall be selected by the Board of Managers, if still constituted, and otherwise shall be a Person proposed and approved by a Majority in Interest of the Members) shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, and such statement shall be furnished to all of the Members. Then, those Company assets that the liquidator determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to maximize proceeds. Assets that the liquidator determines to distribute in kind shall be so distributed in a manner consistent with applicable law. If the liquidator determines that an immediate sale at the time of liquidation of all or part of the Company’s assets would be unduly disadvantageous to the Members, the liquidator may either defer liquidation and retain the assets for a reasonable time, or distribute the assets to the Members in kind. The liquidator shall then wind up the affairs of the Company and distribute the proceeds of the Company by the end of the calendar year of the liquidation (or, if later, within 90 days after the date of such liquidation) in the following order or priority:

(a)          to the payment of the expenses of liquidation and to creditors (including Members who are creditors, to the extent permitted by law) in satisfaction of liabilities of the Company other than liabilities for distributions to Members, in the order of priority as provided by law; then

(b)          to the setting up of any reserves that the liquidator may deem necessary or appropriate for any anticipated obligations or contingencies of the Company or of the liquidator arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by the liquidator to an escrow agent or trustee proposed and approved by the liquidator to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the liquidator shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided; and then

(c)          to the Members or their legal representatives in accordance with the distribution priority set forth in Section 8.2(a).

13.3         Termination.  The liquidator shall comply with any requirements of the Act or other applicable law pertaining to the winding up of a limited liability company, at which time the Company shall stand terminated.

ARTICLE XIV.

POWER OF ATTORNEY

14.1         Power of Attorney.  Each Member hereby irrevocably constitutes and appoints each Manager and its designees, as such Member’s true and lawful agents and attorneys-in-fact, with full power and authority in such Member’s name, place, and stead, to make, execute, acknowledge, deliver, swear to, file and record the following documents and instruments in accordance with the other provisions of this Agreement:

(a)          this Agreement and a certificate of formation, a certificate of doing business under fictitious name and any other instrument or filing which the Managers consider necessary or desirable to carry out the purposes of this Agreement or the business of the Company or that may be required under the laws of any state or local government, or of any other jurisdiction;

(b)          any and all amendments, restatements, cancellations, or modifications of the instruments described in Section 14.1(a) hereof;

(c)          any and all instruments related to the admission, removal, or withdrawal of any Member; and

(d)          all documents and instruments that may be necessary or appropriate to effect the dissolution and termination of the Company, pursuant to the terms hereof.

14.2         Irrevocability.  The foregoing power of attorney is coupled with an interest and such grant shall be irrevocable. Such power of attorney shall survive the subsequent Incapacity of any such Member or the Transfer of any or all of such Member’s Units.

14.3         Priority of Agreement.  In the event of any conflict between provisions of this Agreement or any amendment hereto and any documents executed, acknowledged, sworn to, or filed by any Manager under this power of attorney, this Agreement and its amendments shall govern.

14.4         Exercise of Power.  This power of attorney may be exercised by any Manager either by signing separately as attorney-in-fact for each such Member or by a single signature acting as attorney-in-fact for all Members.

ARTICLE XV.

MISCELLANEOUS

15.1         Amendments.  Except as otherwise specified in this Agreement, this Agreement may be amended by the Managers with the approval of a Majority in Interest of the Members; provided that:

(a)          no amendment shall, (i) without the approval of the affected Member, change the Capital Commitment of such Member (other than as provided in this Agreement), increase the liability of such Member beyond the liability of such Member set forth in this Agreement, or adversely affect the limited liability of such Member, or (ii) without the approval of all the Members, amend this Section 15.1;

(b)          no amendment shall, without the approval of the Members having Percentage Interests representing the Percentage Interests specified in any provision of this Agreement required for any action or approval of the Members, amend such provision; and

(c)          the Board of Managers, without obtaining the consent of any of the Members, may amend (i) this Agreement to correct typographical errors or eliminate ambiguities or to make any other immaterial change that would not, as determined by the Board of Managers in good faith, be adverse to any Member not consenting thereto, provided that the Board of Managers shall deliver a copy of each such amendment to each Member at least five Business Days prior to the effectiveness thereof, and (ii) this Agreement as appropriate to enable Persons that are employee benefit plans to invest in the Company through a group trust or other special purpose vehicle that would become a Member in lieu of direct investments by such Persons.

15.2         Certificate of Formation.  On each subsequent change in the Company specified in the Act, the Managers shall to the extent required by the Act cause to be executed and acknowledged an amended certificate of formation pursuant to the provisions of the Act, which will be duly filed as prescribed by Delaware law.

15.3         Delaware Law.  This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted according to, the laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by applicable federal law.

15.4         Counterparts.  This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement that shall be binding on all the parties hereto. Any counterpart of this Agreement that has attached to it separate signature pages which altogether contain the signatures of all Members or their attorneys-in-fact shall for all purposes be deemed a fully executed instrument.

15.5         Binding upon Successors and Assigns.  Subject to and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors, successors-in-title, heirs and assigns of the respective parties hereto.

15.6         Notices.  Subject to and unless otherwise provided in this Agreement and applicable law, any and all notices, elections, demands or reports permitted or required to be made under this Agreement shall be in writing (including electronic form), and shall be delivered personally, sent by facsimile or e-mail (with a copy by regular mail, if requested in writing by such Member), sent by overnight courier or sent by registered or certified mail, return receipt requested, addressed to that party at the respective address shown on the Company’s books and records, or to such other address as that party shall indicate by proper notice to the Board of Managers, in the same manner as provided above.  The date of personal delivery, the date the facsimile or e-mail is sent to the recipient, the date one day after deposit with an overnight courier and the date three days after the date of mailing (by certified mail or by regular mail) as the case may be, shall be the date of such notice.

15.7         Severability.  If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be effected thereby, but shall be enforced to the maximum extent possible under applicable law.

15.8         Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

15.9         Headings, Etc.  The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter genders shall include the masculine, the feminine and the neuter.

15.10       Waiver of Partition.  Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.

15.11       Survival of Certain Provisions.  All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

15.12       Confidentiality.  In connection with the organization of the Company and its ongoing business, the Members will receive or have access to confidential proprietary information concerning the Company, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like (the “Confidential Information”), which is proprietary in nature and non-public.  No Member, nor any Affiliate of any Member, shall disclose or cause to be disclosed any Confidential Information to any person nor use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Company and except as otherwise required by any regulatory authority, law or regulation, or by legal process.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

ORGANIZATIONAL MEMBER

/s/ Robert Conti
Name:	Robert Conti

SCHEDULE A

Schedule of Managers

Alan Brott

Thomas F. McDevitt

Victor F. Imbimbo

Stephen V. Murphy

Thomas G. Yellin

Virginia G. Breen